AGREEMENT

     THIS AGREEMENT made effective this 23rd day of January, 1996, by and between Spec's Music, Inc. ("Spec's"), a Florida corporation, and Transition Strategies, Inc. ("TSI").

     WHEREAS, Spec's is engaged in the retail sale of music related products;

     WHEREAS, TSI has a special expertise in financial consulting which would be helpful to Spec's; and

     WHEREAS, Spec's desires to retain the services of TSI as an independent contractor.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other valuable consideration, acknowledged by each to be satisfactory, the parties agree as follows:

     1. TERM. This Agreement shall continue for three (3) years unless terminated earlier in accordance with Section 5 ("Term").

     2. FEE. Beginning February 5, 1996, Spec's shall pay TSI the amount of Thirteen Thousand Seven Hundred and Fifty Dollars ($13,750.00) per month during the first year of this Agreement and increase this to Fifteen Thousand Dollars ($15,000.00) per month in the second (2nd) year of the Term. There shall be an annual review thereafter with the monthly fee to be determined by mutual agreement of the parties. TSI shall be entitled to certain stock options as described in Section 6. TSI shall be entitled to receive any bonuses to which Jeffrey Fletcher may become entitled under any executive bonus plan approved by the Board of Directors.

     3. SERVICES PROVIDED. Beginning February 5, 1996, TSI shall provide the services of Jeffrey Fletcher to act as Executive Vice President and Chief Operating Officer on a full-time basis. During the average work week Mr. Fletcher shall spend four (4) weekdays at the Spec's offices in Miami, Florida and one (1) weekday at a location of Mr. Fletcher's choice. Mr. Fletcher shall be available at such location by both telephone and facsimile and shall provide Spec's with written notice of any change in such location. Mr. Fletcher shall report directly to the President of Spec's. Mr. Fletcher shall perform services that are assigned to him from time to time by the Board of Directors. Neither TSI nor Mr. Fletcher shall be deemed an employee of Spec's and Spec's shall not control nor have the right to control the manner in which TSI or Mr. Fletcher performs services under this Agreement. Without the prior written consent of Spec's, neither TSI nor Mr. Fletcher shall undertake any other employment or directorships.

     4. EXPENSE ALLOWANCE. Beginning on February 5, 1996, Spec's shall reimburse TSI for travel and entertainment expenses incurred by Mr. Fletcher on Spec's behalf, if such expenses are incurred and documented in accordance with Spec's existing reimbursement policy; provided, however, TSI shall be responsible for any expenses incurred by Mr. Fletcher to travel to Miami or for food, lodging or other expenses in Miami, to fulfill the requirement under this Agreement of Mr. Fletcher's presence at Spec's Miami offices.

     5. TERMINATION. Failure by either party to comply with the terms of this Agreement shall entitle the other party to terminate this Agreement upon written notice which contains the reason for the termination; provided, however, the party receiving notice shall have ten (10) days within which to cure such default.

     In the event that Spec's shall terminate this Agreement for any reason other than a breach by TSI, Spec's shall continue to pay TSI the monthly fee set forth in Section 2 for a period of one (1) year if the termination occurs during the first (1st) year of the Term, and for a period of eighteen (18) months if the termination occurs after the first (1st) year of the Term.

     6. OPTIONS.

        (a) GRANT OF OPTIONS. Spec's hereby grants to TSI options (the "Options") to purchase, in accordance with and subject to the terms and conditions of this Section, which shall be deemed to be an employee benefit plan for security law purposes, the sum of 208,000 shares of its common stock, par value $.01 per share (the "Shares") at the per Share exercise price of $1.3125. All Options shall expire two (2) years after the expiration or termination of this Agreement.

        (b) VESTING AND EXERCISE OF OPTIONS. The Options shall not vest nor be exercisable prior to the effective date of this Agreement (the "First Exercise Date"). After the First Exercise Date and until the Expiration Date, the Options shall vest and first become exercisable at the rate of Eight Thousand Six Hundred and Sixty Six (8,666) of the Shares underlying the Options per month; Options to purchase the remaining sixteen (16) Shares shall vest and be exercisable two (2) years after the date of this Agreement. TSI agrees not to exercise an amount of Options in any one (1) calendar year that has a fair market value (defined as the fair market value of the Shares less the exercise price) in excess of Seven Hundred and Fifty Thousand Dollars ($750,000.00).

     Notwithstanding the foregoing provisions, each outstanding Option shall become fully vested and exercisable immediately:

            (i) if there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan), that has the result that stockholders of Spec's immediately before such transaction cease to own at least fifty one percent (51%) of the voting stock of Spec's or any entity that results from the participation of Spec's in a reorganization, recapitalization, consolidation, merger, share exchange, liquidation or any other form of corporate transaction;

            (ii) if the stockholders of Spec's shall approve a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which Spec's does not survive, unless (a) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (b) the entity surviving or resulting from such transaction is controlled by substantially the same persons as was Spec's, assumes all obligations of Spec's under these Options, and has a financial condition and operations substantially equivalent or superior to those of Spec's immediately prior to the transaction; or

            (iii) if the stockholders of Spec's shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of Spec's (unless such plan is subsequently abandoned).

        (c) CHANGES IN CAPITAL STRUCTURE. In order to maintain the same proportion between the Options and the Shares, the Options shall be adjusted by the Board of Directors as to the number of shares subject to such Options in the event of changes in the outstanding common stock of Spec's by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the effective date of this Agreement.

        (d) NOTICE AND FORM OF PAYMENT. The Options may be exercised for the number of Shares specified in a written notice delivered to Spec's at least ten
(10) days prior to the date on which purchase is requested, accompanied by full payment in cash, in Shares, or in a combination thereof, at the discretion of the Board of Directors. As a condition to the issuance of the Shares, the Board may require such agreements or undertakings as it deems necessary or advisable to assure compliance with applicable laws (including applicable securities laws).

        (e) TRANSFERABILITY OPTIONS. The Options may not be sold, pledged, assigned or transferred and may only be exercised by TSI.

        (f) TERMINATION OF OPTIONS. In the event that this Agreement is terminated, any Options that have not yet vested will terminate on such date.

        (g) REGISTRATION OF SHARES. Spec's shall use its best efforts to promptly, after the date of this Agreement, register the proposed grant of the Options to TSI by filing a registration statement on Form S-8 with the Securities and Exchange Commission. Once such registration statement is filed, Spec's shall promptly grant the Options to TSI. Spec's shall use its best efforts to cause such registration statement to remain effective until the earlier of the following dates: the date TSI has exercised all of the Options, or two (2) years after the expiration or termination date of this Agreement.

     7. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if in writing and personally delivered or mailed to the party executing this Agreement at the address indicated below such party's signature. Any such notice shall be effective upon receipt, if personally delivered, or the third (3rd) business day after mailing, if mailed.

     8. MISCELLANEOUS.

        (a) This Agreement may not be assigned by either party.

        (b) This document shall be interpreted under Florida law.

        (c) This Agreement contains the entire agreement and all the contractual obligations of the parties to each other. Any and all prior agreements, understandings, verbal or written, are merged within this Agreement. Any modification to this Agreement must be by mutual written consent.

     IN WITNESS WHEREOF, each party has executed this Agreement on the date indicated below the signature.

     WITNESSES:

                                          Spec's Music, Inc.
    /s/ PATRICIA WALKER
    --------------------------            By: /s/ ANN LIEFF
                                             -----------------------------------
                                             Ann Lieff
    /s/ ELIZABETH RODRIGUEZ
    --------------------------            Title: President

                                          Address: 1666 N.W. 82nd Avenue
                                                   Miami, Florida 33126

                                          Date: 2-15-96
                                               ---------------------------------

                                          Transition Strategies, Inc.
    /s/ PATRICIA WALKER
    --------------------------            By: /s/ FLETCHER
                                             -----------------------------------
    /s/ ELIZABETH RODRIGUEZ
    --------------------------            Title: President

                                          Address:
                                                  ------------------------------

                                                  ------------------------------

                                          Date: 2-15-96
                                               ---------------------------------